SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2005 (November 1, 2005)
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HARKEN ENERGY CORPORATION
(Exact Name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	1-10262 (Commission File Number)	95-2841597 (IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas (Address of Principal Executive Offices)	76092 (Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On November 1, 2005, Harken Energy Corporation (the “Company”) announced that Global Energy Development PLC (“Global”) had raised $12,500,000 through the issue of unsecured variable coupon convertible notes due October 30, 2005 (the “Notes”). The Company currently holds 11,892,922 ordinary Global shares, representing approximately 34% of Global’s issued share capital.

The Notes, which were issued to a Swiss-based fund manager, have an annual coupon of 5% for the first three years, 6% from October 2008 to October 2010 and 7% thereafter with interest payable quarterly in arrears. The Notes are convertible into ordinary shares of Global at 305.8 pence per ordinary share, which represents a premium of 10% to the closing mid-market price on October 28, 2005, the last trading day prior to the delivery of the Notes.

Additional information is contained in the Company’s press release, issued November 1, 2005, filed as Exhibit 99.1 to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Harken Energy Corporation November 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation
(Registrant)

Date: November 1, 2005	By:	/s/ Elmer A. Johnston
Elmer A. Johnston
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Harken Energy Corporation on November 1, 2005